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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Walker Interactive Systems, Inc. of our report dated February 11, 2002 , appearing in this Annual Report on Form 10-K of Walker Interactive Systems, Inc. for the year ended December 31, 2001:

               Registration Statement No.  33-46721 on Form S-8

               Registration Statement No.  33-64424 on Form S-8

               Registration Statement No.  33-64426 on Form S-8

               Registration Statement No.  333-02942 on Form S-8

               Registration Statement No.  333-08629 on Form S-8

               Registration Statement No.  333-39913 on Form S-8

               Registration Statement No.  333-42031 on Form S-3

               Registration Statement No.  333-57199 on Form S-8

               Registration Statement No.  333-85677 on Form S-8

               Registration Statement No.  333-95749 on Form S-8

               Registration Statement No.  333-64034 on Form S-8



/s/ DELOITTE & TOUCHE LLP
-------------------------------

San Francisco, California
March 22, 2002